UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 20, 2006

MICROSTRATEGY INCORPORATED

(Exact Name of Registrant as Specified in Charter)

Delaware	0-24435	51-0323571
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1861 International Drive McLean, Virginia	22102
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 848-8600

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On February 20, 2006, the Chief Executive Officer of MicroStrategy Incorporated (the “Company”) determined a cash bonus award to Sanju K. Bansal, Executive Vice President and Chief Operating Officer, in the amount of $400,000 with respect to his performance in 2005.

On February 20, 2006, the Chief Executive Officer determined a cash bonus award to Jonathan F. Klein, Vice President, Law and General Counsel, in the amount of $445,000 with respect to his performance in 2005.

On February 20, 2006, the Chief Executive Officer determined a cash bonus award to Arthur S. Locke, III, Vice President, Finance and Chief Financial Officer, in the amount of $475,000 with respect to his performance in 2005.

The Chief Executive Officer determined the 2005 cash bonus awards to Messrs. Bansal, Klein and Locke principally on the basis of net operating income during the period and on the subjective assessment of the Chief Executive Officer of the extent to which the executive officer contributed to the overall performance of the Company or a particular department of the Company during 2005.

On February 24, 2006, the Compensation Committee of the Board of Directors of the Company determined a cash bonus award to Michael J. Saylor, President and Chief Executive Officer, in the amount of $883,880 with respect to his performance during the period from July 1, 2005 through December 31, 2005 based on the performance goal previously disclosed by the Company on Form 8-K filed on August 18, 2005. In addition, the Compensation Committee established a formula (“2006 Bonus Formula”) for determining the bonus amount with respect to Mr. Saylor’s performance for the period from January 1, 2006 through December 31, 2006 based on a performance goal relating to the Company’s diluted earnings per share for the period from January 1, 2006 through December 31, 2006. The Compensation Committee has the right to use discretion to award a cash bonus amount lower than the amount calculated using the 2006 Bonus Formula. The Compensation Committee also approved an increase to Mr. Saylor’s annual base salary, resulting in an annual base salary of $525,000 effective April 1, 2006.

Eduardo S. Sanchez, Vice President, Worldwide Sales, received cash bonus awards with respect to his performance in 2005 in the aggregate amount of $426,797 pursuant to the cash bonus plan for 2005 previously disclosed by the Company on Form 8-K filed on May 12, 2005 and filed as Exhibit 10.1 to the Company’s Form 10-Q for the quarterly period ended June 30, 2005.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On February 22, 2006, David W. LaRue was elected to the Company’s Board of Directors and to the Audit Committee of the Board of Directors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 24, 2006	MicroStrategy Incorporated (Registrant)

	By:	/s/ Michael J. Saylor
	Name:	Michael J. Saylor
	Title:	Chairman of the Board, President and Chief Executive Officer